================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 30, 2004

                             ABLE LABORATORIES, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                     001-11352                04-3029787
----------------------------          -----------             -------------
(STATE OR OTHER JURISDICTION          (COMMISSION             (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)        IDENTIFICATION NUMBER)


                        1 ABLE DRIVE, CRANBURY, NJ 08512

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (609) 495-2800

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.01   ENTRY INTO (AMENDMENT OF) A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2004, Able Laboratories, Inc. entered into an amendment to the employment agreement between the Company and Robert Weinstein, the Company's Vice President and Chief Financial Officer, in connection with Mr. Weinstein's transition from Vice President and Chief Financial Officer to Director of Investor Relations (see Item 5.02 below). Under the terms of the amendment, Mr. Weinstein will continue to be employed by the company for a three-month term as Director of Investor Relations. During this transition period he will continue to receive his current salary and certain other benefits in accordance with the terms of the agreement. The amendment also provides that if he leaves the employment of the Company during that time, then in some circumstances he will remain eligible to receive as severance a portion of the salary and certain other benefits that would otherwise accrue under the agreement during the three-month transition period. Able also conditionally agreed to indemnify Mr. Weinstein in accordance with the provisions of Delaware law relating to the indemnification of officers generally.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS.

On November 30, 2004, Able Laboratories, Inc. ("Able") announced the resignation of its Vice President and Chief Financial Officer, Robert Weinstein, effective as of the same date (see Item 1.01 above). Mr. Weinstein is expected to continue to serve as Director of Investor Relations on a transitional basis for the next three months. On November 30, 2004, Able announced the appointment of Nitin Kotak, its Director of Finance and Accounting, to the position of Vice President, Finance and Accounting. Mr. Kotak will also serve as Able's principal financial officer and principal accounting officer, treasurer and assistant secretary.

Mr. Kotak, 47, has served as Able's Director of Finance and Accounting since October 2003. From December 1999 to September 2003, Mr. Kotak was Chief Financial Officer, Secretary and the Finance Member of the Board of Directors of Mattel Toys (India) Pvt Limited, a wholly-owned subsidiary of Mattel, Inc. From July 1996 to November 1999, he was the Executive Vice President of Finance and Secretary of the real estate business of ITC Limited, an associate of BAT, United Kingdom.

Able entered into an amended and restated employment agreement with Mr. Kotak in March 2004, relating to his service as Director of Finance and Accounting, for an initial term of three years at an annual base salary of $165,000. Mr. Kotak is also eligible under the agreement, to participate in any bonus plan Able may maintain in effect from time to time on a basis substantially equivalent to other members of Able's senior management, and to participate in employee fringe benefit plans or programs generally available to Able employees. The agreement provides that in the event that Able terminates Mr. Kotak's employment without cause, Able will pay him severance in an amount equal to six months' base salary. Able intends to enter into an amendment to Mr. Kotak's employment agreement in connection with his appointment to the position of Vice President, Finance and Accounting.

On November 30, 2004, Able issued a press release announcing these changes in the senior management team. The full text of the press release is attached as Exhibit 99.1 to this Report.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibits

            99.1   Press Release dated November 30, 2004


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               ABLE LABORATORIES, INC.

                                               BY: /s/ Dhananjay G. Wadekar
                                                   ----------------------------
                                                   Dhananjay G. Wadekar
                                                   Chief Executive Officer

Date: November 30, 2004

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

   99.1             Press Release dated November 30, 2004